EXHIBIT 21

                  Subsidiaries of Bremer Financial Corporation

      Name of Subsidiaries and State or Other Jurisdiction of Incorporation
                              as of March 13, 1998:

State of Minnesota:

         Bremer Business Finance Corporation
         Bremer Financial Services, Inc.
         First American Insurance Agencies, Inc.
         First American Services, Inc.
         First American Trust, National Association

State of Wisconsin:

         Dunn County Bankshares, Inc., parent of First American Bank, National
           Association (Menomonie, WI)
         Premium Finance Corporation

State of Arizona:

         Bremer First American Life Insurance Company

United States (National Bank Act):

         First American Bank, National Association (Alexandria, MN)
         First American Bank, National Association (Brainerd, MN)
         First American Bank, National Association (Breckenridge, MN)
         First American Bank, National Association (Crookston, MN)
         First American Bank, National Association (Detroit Lakes, MN)
         First American Bank, National Association (Grand Forks, ND)
         First American Bank, National Association (International Falls, MN) First American Bank, National Association (Marshall, MN)
         First American Bank, National Association (Menomonie, WI)
         First American Bank, National Association (Minot, ND)
         First American Bank, National Association (Moorhead, MN)
         First American Bank, National Association (St. Cloud, MN)
         First American Bank, National Association (South Saint Paul, MN) First American Bank, National Association (Willmar, MN)